Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated February 14, 2025 relating to the Common Stock, par value $0.001, of Turtle Beach Corporation shall be filed on behalf of the undersigned.

WINDWARD MANAGEMENT LP By: Windward Management LLC, its general partner By: /s/ Marc Chalfin
Name: Marc Chalfin
Title: Managing Member

WINDWARD MANAGEMENT LLC By: /s/ Marc Chalfin
Name: Marc Chalfin
Title: Managing Member

MARC CHALFIN By: /s/ Marc Chalfin

WINDWARD MANAGEMENT PARTNERS MASTER FUND, LTD. By: /s/ Marc Chalfin
Name: Marc Chalfin
Title: Authorized Signatory